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                                                                 EXHIBIT (i) 1.1
(DECHERT LLP LOGO)


                   February 28, 2005

                   Frank  Russell  Investment  Company
                   909 A Street
BOSTON             Tacoma, Washington 98402

BRUSSELS           Re: Registration Statement on Form N-1A

                   Dear Sir or Madam:

CHARLOTTE          As  counsel  for  Frank  Russell   Investment  Company  (the
                   "Trust"), we are familiar with the registration of the Trust under the  Investment  Company Act of 1940,  as amended (the
FRANKFURT          "1940  Act")  (File  No.   811-3153),   and   Post-Effective
                   Amendment  No.  77 to  the  Trust's  registration  statement relating to the shares of beneficial interest (the "Shares")
HARRISBURG         of twenty-nine series of the Trust (the "Funds") being filed under  the  Securities  Act of 1933,  as  amended  (File No.
                   2-71299)  ("Post-Effective  Amendment No. 77"). We have also
HARTFORD           examined  such  other  records  of  the  Trust,  agreements, documents and instruments as we deemed appropriate.

LONDON             Based upon the foregoing,  it is our opinion that the Shares have been duly  authorized  and, when issued and sold at the public offering price  contemplated by the  prospectuses for
LUXEMBOURG         the Funds and delivered by the Trust against  receipt of the net asset value of the Shares,  will be issued as fully paid and nonassessable Shares of the Trust.
MUNICH
                   We consent  to the  filing of this  opinion on behalf of the
                   Trust  with  the  Securities  and  Exchange   Commission  in
NEW YORK           connection with the filing of  Post-Effective  Amendment No.
                   77.

NEWPORT BEACH      Very truly yours,

PALO ALTO
                   /s/ Dechert LLP

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